Exhibit M(2)

FORM OF

EXHIBIT A

(effective as of November 23, 2015)

to the

MassMutual Select Funds

Amended and Restated Rule 12b-1 Plan

Adopted February 13, 2014

A Designated Fund may pay fees under this Plan with respect to any class of Shares of that Designated Fund at an annual rate up to the rate shown below, of the average daily net assets attributable to that class.

	Class I*	Class R5*	Service Class*	Administrative Class*	Class A	Class R4	Class R3
Total Return Bond Fund	N/A	None	None	None	0.25%	0.25%	0.50%
Strategic Bond Fund	None	None	None	None	0.25%	0.25%	0.50%
BlackRock Global Allocation Fund	None	None	None	None	0.25%	0.25%	0.50%
Diversified Value Fund	None	None	None	None	0.25%	0.25%	0.50%
Fundamental Value Fund	None	None	None	None	0.25%	0.25%	0.50%
Large Cap Value Fund	None	None	None	None	0.25%	0.25%	0.50%
S&P 500® Index Fund	None	N/A	None	None	0.25%	0.25%	0.50%
Focused Value Fund	None	None	None	None	0.25%	0.25%	0.50%
Fundamental Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
Blue Chip Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
Growth Opportunities Fund	None	None	None	None	0.25%	0.25%	0.50%
Mid-Cap Value Fund	None	None	None	None	0.25%	0.25%	0.50%
Small Cap Value Equity Fund	None	None	None	None	0.25%	0.25%	0.50%
Small Company Value Fund	None	None	None	None	0.25%	0.25%	0.50%
S&P® Mid Cap Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Russell 2000® Small Cap Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Mid Cap Growth Equity II Fund	None	None	None	None	0.25%	0.25%	0.50%
Small Cap Growth Equity Fund	None	None	None	None	0.25%	0.25%	0.50%
Diversified International Fund	None	None	None	None	0.25%	0.25%	0.50%
MSCI EAFE® International Index Fund	None	None	None	None	0.25%	0.25%	0.50%
Overseas Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Conservative Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Moderate Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Moderate Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM Growth Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM In Retirement Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2010 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2015 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2020 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2025 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2030 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2035 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2040 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2045 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2050 Fund	None	None	None	None	0.25%	0.25%	0.50%

RetireSMARTSM 2055 Fund	None	None	None	None	0.25%	0.25%	0.50%
RetireSMARTSM 2060 Fund	None	None	None	None	0.25%	0.25%	0.50%

*	Note regarding Class I, Class R5, Service Class, and Administrative Class shares – Payments made out of the assets attributable to a share class that may be deemed to be indirect financing of any activity primarily intended to result in the sale of shares of the class shall be deemed to be authorized by this Plan.